SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of August ____ 2009, by and among Vanity Events Holding, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

WHEREAS, the Company and the Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act;

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to _______________shares of common stock, par value $0.0001 per share, of the Company (the “Securities”), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

1.           Agreement to Purchase and Sell Securities.  On the terms and subject to the conditions contained in this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at Closing (as defined below), that number of Securities set forth on Exhibit A attached hereto.  The purchase price of each share shall be $____.

2.           Closing.  The closing of the purchase and sale of the Securities shall take place at the offices of the Company at 10:00 a.m. Eastern time on August ___, 2009, or at such other time and place as the Company and Purchasers representing a majority of the Common Stock to be purchased mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  At the Closing, the Company shall, against delivery of payment for the Purchased Securities by wire transfer of immediately available funds in accordance with the Company’s instructions, (a) authorize its transfer agent to issue to each Purchaser one or more stock certificates (the “Certificates”) registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser), representing the appropriate number of Common Stock purchased hereunder.  Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.  The date of the Closing is referred to herein as the “Closing Date.”

3.           Representations and Warranties of The Company.  The Company hereby represents and warrants to each Purchaser, as of the Closing Date, as follows:

3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

3.2           Authority Relative to this Agreement; No Conflict.  The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate proceedings and no other authorization or approval is required to permit consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or result in a breach of or default or acceleration under (i) any provisions of the certificate of incorporation or by-laws (or other governing instrument) of the Company, as currently in effect, or (ii) any mortgage, indenture, contract, agreement, license, franchise, permit, instrument, trust, power, judgment, decree, order, ruling or federal, state or local statute or regulation to which the Company is presently a party or by which it or its properties may be subject, (b) result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any properties, assets, business, agreements or contracts of the Company, or (c) require any consent, approval or waiver of, filing with, or notification to any person (including, without limitation, any governmental or regulatory authority).

3.3           Title to the Securities.  The Securities, when issued, sold and delivered by the Company to Purchaser in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all restrictions, claims, liens, charges and encumbrances whatsoever, except as may exist under applicable federal and state securities laws. Holders of Securities of Common Stock have no preemptive rights to purchase any other Securities or securities of any class that may at any time be sold or offered for sale by The Company.  There are no options, warrants, rights or other commitments relating to the sale of the Securities.

3.4           Offering of Common Stock.  Neither The Company nor anyone acting on its behalf has in the past or will hereafter take any action that would cause the issuance or sale of the Securities to violate the registration requirements of the Securities Act.

3.5           Consents. The company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

3.6           Acknowledgment Regarding Purchaser's Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Purchaser is not (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Purchaser 's purchase of the Securities.  The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

3.7           No General Solicitation; Placement Agent.  Neither the Company, nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

3.8           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company's subsidiaries or any of the Company's or its subsidiaries' officers or directors in their capacities as such.

4.  Representations and Warranties of Purchaser.  Purchaser hereby represents and warranties to Seller as follows:

4.1           Accredited Investor Status.  The Purchaser, if an individual, is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

4.2           Organization; Authority. The Purchaser, if an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and perform under this Agreement. The execution, delivery and performance of this Agreement by such Purchaser have been duly authorized and executed by all necessary action by such Purchaser. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law

4.3           No Public Sale or Distribution.  The Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

4.4           Transfer or Resale.  The Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement.

4.5           Authority Relative to this Agreement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchasers herein may be legally unenforceable.

4.6           Knowledge and Access to Information.  i)  Purchaser has made such investigation into the financial condition, earnings, prospects and affairs of Seller as Purchaser deems appropriate to make an informed decisions as to whether to subscribe to the Securities and, except for the specific representations and warranties contained in this Agreement, is not relying on any representation or warranty by Seller or any other person in entering into this Agreement, and ii)  Purchaser has been offered the opportunity to ask questions of any officer of Seller or any other person responsible for the management of Seller relating to the financial condition, earnings, prospects and affairs of Seller.

4.7           Restricted Securities.  The Purchaser understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC (as defined below), unless otherwise required by state securities laws, when (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Notes may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

4.8           No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

5.  Miscellaneous.

5.1           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed therein.

5.2           Binding Effect.  This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors and personal representatives, and successors to the business and assets of such parties.

5.3           Additional Acts.    Each of the parties hereto shall hereafter, at the reasonable request of the other party hereto, execute and deliver such further documents and agreements, and do such further acts and things as may be necessary or expedient to carry out the provisions of this Agreement.

5.4           Entire Agreement; Amendments.  This Agreement constitutes a complete statement of all of the arrangements between the parties with respect to the transactions contemplated by this Agreement, and supersedes all prior agreements and understandings with respect to such transactions between them.  This Agreement cannot be changed or terminated except by an instrument in writing signed by the parties hereto.

5.5           Brokers.  Each party hereto represents and warrants to the other party that neither such party nor any director, officer, partner, agent or employee of such party has employed any broker or finder, or, directly or indirectly, incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.

5.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Vanity Events Holding, Inc.

By:
Steven Moskowitz Chief Executive Officer

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF AUGUST ___, 2009

BY AND AMONG

VANITY EVENTS HOLDING, INC.

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to Vanity Events Holding, Inc., the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

☐ By checking this box, Purchaser hereby represents that he or she is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

Name of Purchaser

Signature:________________________________________

By:_____________________________________________

Subscription Price: $________________________________

Title:__________________________________________________

Address:________________________________________

Telephone:_______________________________________

Fax:____________________________________________

SS/Tax ID Number:________________________________

EXHIBIT A

Schedule of Purchasers